Exhibit 99.1

Aileron Therapeutics Announces Pricing of Public Offering of Common Stock

WATERTOWN, Mass., June 4, 2020 (GLOBE NEWSWIRE) — Aileron Therapeutics (NASDAQ: ALRN) announced today the pricing of an underwritten public offering of 9,090,910 shares of its common stock at a public offering price of $1.10 per share, for aggregate gross proceeds of $10.0 million, before deducting underwriting discounts and commissions and offering expenses payable by Aileron. In addition, Aileron has granted the underwriter a 30-day option to purchase up to 1,363,636 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares are being sold by Aileron. The offering is expected to close on June 8, 2020, subject to the satisfaction of customary closing conditions.

Aileron expects to use the net proceeds from the offering, together with its existing cash, cash equivalents and short-term investments, to fund clinical development of ALRN-6924 as a chemoprotective agent and for working capital and other general corporate purposes.

William Blair & Company, L.L.C. is acting as sole book-running manager for the offering.

The shares are being offered pursuant to an effective shelf registration statement that was filed with the Securities and Exchange Commission (SEC) on July 1, 2019 and declared effective by the SEC on July 15, 2019.

This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. The final prospectus supplemented relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by calling (800) 621-0687, or emailing prospectus@williamblair.com.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Aileron

Aileron is a clinical-stage biopharmaceutical company advancing a proprietary platform of cell-permeating alpha-helical peptides. The stabilized helical structure of the Company’s peptides allows the design of cell-permeating therapeutic agents with large molecular surfaces for optimal target binding properties, such as the Company’s lead product candidate ALRN-6924. The Company’s focus is to improve the standard of care for patients with cancer by developing safe and effective therapies that leverage the Company’s proprietary peptide platform.

Forward-Looking Statements

Statements in this press release about Aileron’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, including statements about the expected closing of the offering and anticipated proceeds from the offering, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Aileron’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether the Company’s clinical trials will be conducted on the timelines anticipated; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether Aileron’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Aileron’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether the coronavirus pandemic will have an impact on the timing of the Company’s clinical development and operations; and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement related to the offering filed with the SEC on June 3, 2020, Aileron’s quarterly report on Form 10-Q for the period ended March 31, 2020, filed on May 11, 2020, and risks described in other filings that Aileron may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Aileron specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Investor Contacts:

Aileron Therapeutics

Richard Wanstall, SVP Chief Financial Officer

617-995-0900

rwanstall@aileronrx.com

Hans C. Vitzthum

LifeSci Advisors, LLC.

617-430-7578

hans@lifesciadvisors.com

Source: Aileron Therapeutics, Inc.